                                                                   EXHIBIT 10.10

                          SECURITIES PURCHASE AGREEMENT

                  This Securities Purchase Agreement (the "AGREEMENT") is entered into as of July 30, 2003 between Platinum Underwriters Holdings, Ltd., a company organized under the laws of Bermuda (the "COMPANY"), and Gregory E.A. Morrison, an individual residing at The Breakers, Unit 12, South Road, Warwick WK 02 Bermuda (the "PURCHASER"). The Company and the Purchaser are each referred to herein as a "PARTY" and collectively as the "PARTIES."

                                 R E C I T A L S

                  WHEREAS, the Purchaser and the Company have entered into a letter agreement, dated as of June 20, 2003 (the "LETTER AGREEMENT"), setting forth, among other things, the terms of the Purchaser's employment as President and Chief Executive Officer of the Company; and

                  WHEREAS, pursuant to the terms Section 6 of the Letter Agreement, the Company has agreed to sell and the Purchaser has agreed to buy, 20,000 of the Company's Common Shares, par value $0.01 per share at a price of US$26.00 per share (the "PURCHASED SHARES");

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                            PURCHASE & SALE; CLOSING

                  1.1 AGREEMENT TO SELL AND TO PURCHASE. On the Closing Date (hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the Company shall sell, assign, transfer, convey and deliver the Purchased Shares to the Purchaser, and the Purchaser shall purchase and accept the Purchased Shares from the Company.

                  1.2 PURCHASE PRICE. The aggregate purchase price for the Purchased Shares shall be US$520,000 (the "PURCHASE PRICE").

                  1.3 THE CLOSING. The closing (the "CLOSING") shall be held at the offices of the Company on the date hereof, or on such other date as may be agreed to by the Purchaser and the Company (the date on which the Closing occurs is herein referred to as the "CLOSING DATE"). At the Closing, the Purchaser shall deliver the Purchase Price to the Company by wire transfer of immediately available funds to an account designated by the Company prior to the Closing Date. At, or promptly following, the Closing, the Company shall deliver to the Purchaser an executed stock certificate evidencing the Purchased Shares.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants as of the date hereof as follows:

                  2.1 ORGANIZATION AND GOOD STANDING. The Company has been duly organized and is validly existing as a company in good standing under the laws of Bermuda.

                  2.2 AUTHORITY. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company to be performed by it at or before the Closing hereunder, and authorization, issuance, sale and delivery of the Purchased Shares has been taken or will be taken prior to the Closing. This Agreement has been duly executed and delivered by the Company and is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

                  2.3 NO VIOLATIONS. The approval, execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including the issuance, sale and delivery of the Purchased Shares, will not (a) violate any provision of its memorandum of association or bye-laws, (b) violate or constitute a material default under any agreement, instrument or other restriction to which the Company is a party or by which it is bound, or (c) subject to the accuracy of the representations made by the Purchaser in Article III hereof, violate any applicable statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which the Company is subject.

                  2.4 CONSENTS. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution, delivery or performance of this Agreement, or the offer, sale or issuance of the Purchased Shares.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser represents and warrants to the Company as of the date hereof as follows:

                  3.1 PURCHASE FOR INVESTMENT. The Purchaser is acquiring the Purchased Shares for investment for his own account and not as agent or nominee and not with a view to the public distribution or resale thereof within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT") and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

                  3.2 ACCREDITED INVESTOR. The Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

                  3.3 RESTRICTED SECURITIES. The Purchaser understands that the Purchased Shares will be characterized as "restricted securities" under the Securities Act and that, as such, the Purchased Shares may not be resold without
(a) registration under the Securities Act only pursuant to Rule 144, or pursuant to another exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or (b) an opinion of counsel satisfactory to the Company that registration is not required. The Purchaser acknowledges that he has read and is familiar with Rule 144 under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. The Purchaser understands that, except as provided by paragraph (k) of Rule 144, the conditions include, among other things: (i) a one-year holding period before any resale can occur,
(ii) limitations on the amount of securities that may be sold and the manner of sale and (iii) the availability of certain public information about the Company. The Purchaser understands that there is no assurance that any exemption from the registration requirements of the Securities Act will be available with respect to any transfer of Purchased Shares by the Purchaser and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of the Purchased Shares under the circumstances, in the amounts or at the times the Purchaser might propose.

                  3.4 AUTHORITY. The Purchaser has full power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by the Purchaser and is the legal, valid, and binding obligation of the Purchaser, enforceable in accordance with its terms.

                  3.5 NO VIOLATIONS. The execution and delivery of this Agreement and the consummation by the Purchaser of the transactions contemplated in this Agreement will not (a) violate or constitute a material default under any agreement, instrument or other restriction to which he is a party or by which he is bound or (b) violate any statute or law or any judgment, decree, order, regulation or rule of any court of governmental authority to which he is subject.

                  3.6 CONSENTS. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Purchaser is required in connection with the valid execution, delivery or performance of this Agreement.

                  3.7 NO SOLICITATION. At no time was the Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Purchased Shares.

                  3.8 DISCLOSURE OF INFORMATION. The Purchaser has received or has had access to the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares and the Company. The Purchaser has had the opportunity to ask questions of and receive answers from the

Company and its officers, directors and management regarding the Company's business, management and financial affairs and the terms and conditions of the offer and sale of the Preferred Shares.

                  3.9 INVESTMENT EXPERIENCE; ABILITY TO BEAR ECONOMIC RISK. The Purchaser understands that the purchase of the Purchased Shares involves substantial risk. The Purchaser has (a) experience in evaluating and investing in private placement transactions of securities and companies similar to the Purchased Shares and the Company such that he is capable of evaluating the relative merits and risks of an investment in the Purchased Shares and the Company, can fend for himself and protect his own interests and can bear the economic risk of his investment in the Purchased Shares and the Company for an indefinite period of time and/or (b) a preexisting personal or business relationship with the Company and/or certain of its officers, directors or controlling persons of a nature and duration that enables the Purchaser to be aware of the character, business acumen and financial circumstances of the Company and such persons.

                  3.10 INDEPENDENT INVESTMENT DECISION. The Purchaser acknowledges that he has independently, and based on such information as the Purchaser has deemed appropriate, made his own investment analysis and decision to enter into this Agreement.

                  3.11 RELIANCE BY COMPANY. The Purchaser understands that the Company will be relying on the representations made in this Article III.

                                   ARTICLE IV
                                   CONDITIONS

                  4.1 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE PURCHASER. The obligations of the Company and the Purchaser to consummate the Closing are subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

                  (a) Compliance with Law. The Company and the Purchaser shall be reasonably satisfied with the steps taken for compliance with applicable requirements of all securities and regulatory laws and with all other legal matters.

                  (b) No Injunction; Orders. No preliminary or permanent injunction or other order shall have been issued by any governmental authority or entity nor shall any statute, rule, regulation or executive order be promulgated or enacted by any governmental authority or entity that prevents the consummation of the transactions contemplated hereby.

                  4.2 CONDITION TO OBLIGATIONS OF THE PURCHASER. The representations and warranties of the Company contained in Article II hereof shall be in all material respects true and correct as of the Closing Date as though such representations and warranties were made at and as of such date.

                  4.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The representations and warranties of the Purchaser contained in Article III hereof shall be in all material respects true and correct as of the Closing Date as though such representations and warranties were made at and as of such date.

                                    ARTICLE V
                                     LEGENDS

                  The Purchaser agrees that substantially the following legend shall be placed on the certificate representing the Purchased Shares to be issued to the Purchaser pursuant to this Agreement:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (A) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (B) AN OPINION (SATISFACTORY TO THE COMPANY) THAT REGISTRATION IS NOT REQUIRED. A PERMITTED TRANSFER OF THE SHARES EVIDENCED BY THIS CERTIFICATE IS NOT VALID UNLESS AND UNTIL SUCH TRANSFER HAS BEEN REGISTERED ON THE COMPANY'S BOOKS.

                                   ARTICLE VI
                                  MISCELLANEOUS

                  6.1 SURVIVAL. The warranties, representations and covenants of the Parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

                  6.2 ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire understanding of the Parties with respect to the subject matter of this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the Parties. Any agreement on the part of a Party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

                  6.3 SUCCESSORS AND ASSIGNS; ASSIGNMENT. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither Party may assign this Agreement without the written consent of the other Party, and each Party agrees not to unreasonably withhold such consent.

                  6.4 INTERPRETATION. The section and paragraph headings contained in this agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  6.5 GOVERNING LAW. This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof which might refer such interpretation to the laws of a different state or jurisdiction.

                  6.6 EXPENSES. The Company shall pay the reasonable fees and expenses of the Purchaser incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby.

                  6.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above mentioned.

                                COMPANY:

                                PLATINUM UNDERWRITERS HOLDINGS, LTD.

                                       By: ____________________________________
                                       Name: Michael E. Lombardozzi
                                       Title: Executive Vice President, General
                                              Counsel and Secretary

                                PURCHASER:

                                GREGORY E.A. MORRISON

                                       _________________________________________